UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2025

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 19, 2025, Tempest Therapeutics, Inc. (the “Company”) executed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Erigen LLC, a Delaware limited liability company (“Erigen”), and Factor Bioscience Inc., a Delaware corporation (“Factor” and together with Erigen, “Sellers”).

Subject to the terms and conditions of the Asset Purchase Agreement, at the closing (the “Closing”) of the transactions contemplated by the Asset Purchase Agreement (the “Contemplated Transactions”), Sellers will sell and transfer to the Company all right, title and interest of Sellers as of the Closing in and to all of the assets primarily related to (a) the autologous BCMA/CD19 dual-targeting CAR T-cell therapy known as ERI-2003, (b) the autologous CD70/CD70 dual-targeting CAR T-cell therapy known as ERI-2206, (c) the allogeneic BCMA/CD19 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as ERI-3003, and (d) the allogeneic CD70/CD70 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as ERI-3206 (collectively, the “Assets”), in exchange for the aggregate consideration of 8,268,495 shares of Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued to Erigen on behalf of both Sellers (the “Closing Consideration”). Promptly following the Closing and the intended dissolution of Erigen and distribution of the Closing Consideration to the equityholders of Erigen, and assuming no further issuances of shares of Company Common Stock, the pre-Closing equityholders of the Company will own approximately 35.0% of the Company and the equityholders of Erigen, or Matt Angel, Ph.D. and Lotus Capital (BVI) Limited, are expected to own approximately 38.0% and 27.0% of the Company, respectively, in each case, as determined on a fully diluted basis using the treasury stock method.

As part of the Contemplated Transactions, Erigen will amend and assign to the Company a master services agreement executed between Erigen and Factor pursuant to which Factor will perform certain services for a period of time following the Closing, with respect to the Company’s use and operation of the Assets.

The Asset Purchase Agreement contains customary representations and warranties by each of the parties. The Asset Purchase Agreement also contains certain covenants made by each of the Company and Sellers, including non-solicitation restrictions binding each party and its representatives and restrictions on the operation of each party’s business between the date of the Asset Purchase Agreement and the Closing. Sellers have further agreed to, on a joint and several basis, indemnify the Company from and against losses the Company may incur arising out of breaches of certain representations, warranties and covenants of Sellers contained in the Asset Purchase Agreement and for certain other liabilities, subject to specified survival limitations and other customary exceptions and limitations.

Immediately prior to the Closing, the Company will declare a dividend to its stockholders as of a record date prior to the Closing and issue to each such holder one warrant to purchase one share of Company Common Stock for each share of Company Common Stock held as of such record date. To facilitate the dividend distribution, the Company, Computershare Inc. and Computershare Trust Company N.A. are expected to enter into a warrant agreement, under which the Company will issue warrants to purchase shares of the Company Common Stock at an exercise price of $18.48 per share (the “Warrants”). The Warrants will be exercisable at any time on or after the date of the actual distribution (the “Issue Date”) and on or prior to the fifth anniversary of the Issue Date.

Upon the occurrence of the Closing, Dr. Angel will be appointed as a member of the Company’s board of directors and as the Company’s Chief Executive Officer and President, and Nicholas Maestas will continue to serve as the Company’s Chief Financial Officer and Head of Strategy. In connection with the Closing, Stephen Brady is expected to discontinue serving as the Company’s Chief Executive Officer and President and assume the position of Chairman of the Company’s board of directors. In addition, Geoff Nichol is expected to tender his resignation from the board of directors of the Company, effective upon the Closing.

The Company will seek the approval of the Contemplated Transactions by its stockholders at a meeting of stockholders. The Closing is subject to such approval by the Company’s stockholders, as well as the Company’s appointment of Dr. Angel as its President and Chief Executive Officer, the closing of an equity financing that results in gross proceeds to the Company of at least $5.0 million (the “Pre-Closing Financing”) and certain other customary closing conditions, including the absence of any continuing material adverse effect on the Company, on one hand, or the Assets, on the other hand. Subject to the approval by the Company’s stockholders and satisfaction or waiver of the other conditions to Closing, the Company expects the Closing to occur in early 2026.

The Company and Sellers are permitted under certain circumstances to terminate the Asset Purchase Agreement, including but not limited to (i) by the Company, in order to enter into a definitive agreement with respect to a Superior Offer (as defined in the Asset Purchase Agreement), (ii) by the Company, if the Pre-Closing Financing has not been satisfied by no later than December 5, 2025 or (iii) by either the Company or Sellers, in the event that the Closing has not occurred by March 19, 2026. Upon the termination of the Asset Purchase Agreement under specified circumstances, the Company may be required to pay to Sellers a termination fee of $300,000.

The foregoing description of the Asset Purchase Agreement and the Contemplated Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

The Asset Purchase Agreement is not intended to provide any other factual information about the Company, Sellers, Factor, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement (i) were made solely for purposes of the Asset Purchase Agreement and as of the date of the Asset Purchase Agreement, (ii) were solely for the benefit of the parties to the Asset Purchase Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to the Asset Purchase Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Asset Purchase Agreement instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of the Company. Investors and securityholders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Lock-Up Agreement

Concurrently with the execution of the Asset Purchase Agreement, Erigen entered into a lock-up agreement with the Company (the “Lock-Up Agreement”) pursuant to which, subject to specified exceptions, Erigen, on behalf of itself and its permitted transferees, has agreed not to transfer 50% of its shares of Company Common Stock for the period commencing upon the Closing and ending 180 days after the date of Closing.

The preceding summary of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to Lock-Up Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the sale and issuance of the Closing Consideration is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Sellers in the Asset Purchase Agreement, the Company Common Stock described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under the Securities Act. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

Neither this Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Company Common Stock or other securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Matt Angel, Ph.D.

In connection with the Closing of the Contemplated Transaction, Dr. Angel will be appointed to serve as the Company’s President and Chief Executive Officer, replacing Mr. Brady in such capacities, and as a member of the Company’s board of directors.

Dr. Angel, age 44, has served as Co-Founder, President, Chief Executive Officer and Chairman of the Board of Directors of Factor Bioscience Inc. since 2011. From January 2023 to December 2023, Dr. Angel served as President and Chief Executive Officer and as a director of Ernexa Therapeutics Inc. (f/k/a/ Eterna Therapeutics Inc.). From May 2022 to December 2022, Dr. Angel served as Interim President, Chief Executive Officer and as a director of Ernexa Therapeutics Inc. In 2020, Dr. Angel co-founded Exacis Biotherapeutics Inc. (“Exacis”) and served as the Chief Science Officer, Secretary, Treasurer and as a director of Exacis from 2020 until the sale of Exacis in May 2023. Dr. Angel also co-founded and served as the Chief Science Officer, Secretary and as a director of Novellus, Inc., from 2014 until the sale of Novellus in July 2021. Dr. Angel received a Ph.D. from the Massachusetts Institute of Technology in 2012 and a B.S. in Engineering from Princeton University in 2003.

There is no family relationship between Dr. Angel and any other person that would require disclosure under Item 401(d) of Regulation S-K. Dr. Angel is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his expected appointment as President and Chief Executive Officer of the Company, Dr. Angel entered into an employment agreement with the Company (the “Employment Agreement”), to be effective at Closing. Pursuant to the Employment Agreement, Dr. Angel will be entitled to receive an annual base salary of $650,000 and will be eligible to receive an annual bonus equal to 50% of his base salary, as determined by the Company’s board of directors in its sole discretion. If Dr. Angel is awarded any bonus for 2025, such bonus will be pro-rated based upon Dr. Angel’s first day of employment with the Company (the “Start Date”). In addition, the Employment Agreement provides that, subject to approval of the Company’s board of directors, Dr. Angel will receive an option to purchase a number of shares of Company Common Stock equal to 2% of Company’s outstanding shares on Dr. Angel’s Start Date, at a price per share equal to the fair market value on the grant date (the “Option”). The Option is expected to vest over a four-year period, with one quarter (1/4) of the shares subject to the Option vesting on the first anniversary of the grant date, and the remaining shares vesting equally over the following 36 months of continuous service. The Option is expected to be issued pursuant to the terms and conditions of the Company’s Amended and Restated 2023 Equity Incentive Plan, as may be amended from time to time (the “Plan”). Beginning in calendar year 2027, and in the Company’s sole discretion, Dr. Angel will be considered for future equity incentive award grants under the Plan.

Dr. Angel’s employment with the Company is at-will and can be terminated by Dr. Angel or the Company with or without Cause and with or without advance notice. If Dr. Angel’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Dr. Angel for Good Reason (as defined in the Employment Agreement) unrelated to a Change in Control (as defined in the Employment Agreement), Dr. Angel will receive any unpaid and accrued base salary through date of termination as well as (i)(a) severance equal to 12 months of his then-current base salary, plus (b) 100% of Dr. Angel’s target bonus in the calendar year in which his employment is terminated, prorated based on the number of days Dr. Angel is employed in such calendar year, payable over a 12-month period on the Company’s regular payroll schedule and subject to applicable tax withholdings, and (ii) if Dr. Angel elects to continue health insurance coverage under COBRA, the payment of the monthly premium under COBRA until the earlier of 12 months following termination date or the date on which Dr. Angel commences full-time employment or employment that provides eligibility for healthcare benefits substantially comparable to those provided by the Company.

In addition, if Dr. Angel’s employment is terminated by the Company without Cause or by Dr. Angel for Good Reason during a Change in Control Period, Dr. Angel will receive compensation substantially similar to that in a termination without Cause or resignation for Good Reason, except Dr. Angel will be entitled to receive (i)(a) severance equal to 18 months of his then-current base salary, plus (b) 150% of Dr. Angel’s target bonus in the calendar year in which his employment is terminated, prorated based on the number of days Dr. Angel is employed in such calendar year, payable over a 18-month period on the Company’s regular payroll schedule and subject to applicable tax withholdings, (ii) if Dr. Angel elects to continue health insurance coverage under COBRA, the payment of the monthly premium under COBRA until the earlier of 18 months following termination date or the date on which Dr. Angel commences full-time employment or employment that provides eligibility for healthcare benefits substantially comparable to those provided by the Company, and (iii) full acceleration of any equity awards.

Stephen Brady and Nicholas Maestas

As previously announced in the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission (“SEC”) on June 5, 2025, each of Stephen Brady, the Company’s Chief Executive Officer and President, and Nicholas Maestas, the Company’s Chief Financial Officer and Head of Corporate Strategy, transitioned to consulting agreements with the Company, pursuant to which they continued to serve the Company in their respective executive roles. In connection with the Contemplated Transactions, on November 19, 2025, the Company rehired each of Mr. Brady and Mr. Maestas on a full-time basis (collectively, the “Transition”). In connection with the Transition, the Company expects to enter into an offer letter with Mr. Brady pursuant to which Mr. Brady will receive a salary of $600,000 per year. Mr. Maestas will receive compensation consistent with his previously filed employment agreement, as described in the Company’s Annual Report on Form 10-K/A, filed with the SEC on April 30, 2025 (the “10-K/A”).

Geoff Nichol

In connection with the Contemplated Transactions, Geoff Nichol is expected to tender his resignation from the board of directors of the Company, effective upon the Closing.

Item 8.01	Other Information.

Business Overview

Following the Closing of the Contemplated Transactions, the Company intends to continue to advance amezalpat and TPST-1495, as set forth below, and will begin development of TPST-2003 (currently known as ERI-2003), TPST-2206 (currently known as ERI-2206), TPST-3003 (currently known as ERI-3003) and TPST-3206 (currently known as ERI-3206). The Company’s pipeline is expected to consist of the following programs:

Following the Closing, the Company plans to pursue business development discussions or an additional financing to advance the pivotal development of amezalpat in first-line liver cancer (HCC). In addition, the Company intends to support a Phase 2 study of TPST-1495 in Familial Adenomatous Polyposis expected to start in late 2026 or early 2027, to be funded by the National Cancer Institute and operationalized by the Cancer Prevention Clinical Trials Network.

Prior to the Contemplated Transactions, TPST-2003 was being explored through ongoing Phase 1b and Phase 1/2a clinical trials in China. The data from these studies, if positive, would likely justify a licensing application in China. Accordingly, the Company plans to pursue preclinical comparability activities to the study underway in China, pre-IND brief filings and then ultimately an IND submission to begin clinical development of TPST-2003 in the United States.

With respect to the balance of the new programs, TPST-2206 is a preclinical-stage asset to which the Company plans to pursue preclinical activities, and based on such activities, may pursue future clinical development. Both TPST-3003 and TPST-3206 are discovery-stage assets to which the Company will pursue preclinical activities, and based on such activities, may pursue future clinical development.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the consummation of the Contemplated Transactions pursuant to the Asset Purchase Agreement and the expected timing for the Closing, the Company’s plans to research, develop and commercialize its current and future product candidates, including the Assets, and the Company’s expectations regarding changes to its management and board of directors. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including risks and uncertainties related to the satisfaction of customary closing conditions related to the consummation of the Contemplated Transactions; risks that the Company’s stockholder may not approve the Contemplated Transactions; risks that the Contemplated Transactions disrupt the current plans or operations of the Company; risks that the Company isn’t able to obtain adequate financing to fund its operations on a timely basis or at all; competitive responses to the Contemplated Transactions; unexpected costs, charges or expenses resulting from the Contemplated Transactions; potential adverse reactions or changes to relationships with commercial or other business partners resulting from the announcement or completion of the Contemplated Transactions; the requirement for additional capital to continue to advance the Company’s product candidates, which may not be available on favorable terms or at all; the Company’s ability to attract, hire, and retain skilled executive officers and employees; the Company’s ability to protect its intellectual property and proprietary technologies; the Company’s ability to achieve the benefits expected from the Contemplated Transactions, as well as delays, challenges and expenses associated with integrating the Assets; the Company’s plans to research, develop and commercialize its current and future product candidates, including the Assets; the clinical utility, potential benefits and market acceptance of the Company’s product candidates; the impact of overall conditions in the biotech industry and general economy, including policy and regulatory changes, and the risk that the Company may be adversely affected by other economic, business, or competitive factors; geopolitical events, and regulatory, economic and other risks associated therewith; and continued uncertainty resulting from broader macroeconomic conditions. Other risks that might cause such a difference include those detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025 and September 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no duty to update such information except as required under applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Sellers, the Company intends to file relevant materials with the SEC, including a proxy statement. THE COMPANY URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ERIGEN, FACTOR, THE CONTEMPLATED TRANSACTIONS AND RELATED MATTERS. Stockholders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC by contacting Investor Relations by email at ir@tempesttx.com. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

The Company and Sellers, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers, consisting of Mike Raab, Stephen Brady, Geoff Nichol, Christine Pellizzari and Ronit Simantov, including a description of their interests in the Company, by security holdings or otherwise, can be found under the captions, “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation” and “Director Compensation” contained in the 10-K/A. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 10-K/A, such transactions have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitation, and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in a proxy statement (and other relevant materials) to be filed with the SEC when they become available. Investors should read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated November 19, 2025, by and among Erigen LLC, Factor Bioscience Inc., and Tempest Therapeutics, Inc.

10.2	Lock-Up Agreement, dated November 19, 2025, by and between Erigen LLC and Tempest Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempest Therapeutics, Inc.

Date: November 19, 2025	By:	/s/ Stephen Brady
Stephen Brady
President and Chief Executive Officer